Exhibit 10.18

Framework Agreement on Overseas Stocks Arrangement

This agreement was signed by the following parties on August 1, 2019 in Jiading District, Shanghai, China:

Party A: Zhongchao Medical Technology (Shanghai) Co., Ltd. Uniform Social Credit Code is 91310114052955220G, the registered address is Room 501-3, No. 655 Yinxiang Road, Jiading District, Shanghai.

Party B: Yang Weiguang, identity number: 362227198206170314;

Party C: Yantai Hanfujingfei Investment Centre (LP). Uniform Social Credit Code is 91370600MA3CD6XA2D, the registered address is No.10 Zhujiang Road, Economic and Technological Development Zone, Yantai City, Shandong Province.

The three parties, Party A, Party B and Party C, are collectively referred to as “the parties”, and simply referred to as “the party”.

Given:

1. Party A is a limited liability company established and validly existing according to law. As of the date of this agreement, the registered capital is RMB 21,600,135, and Party B is the actual controller of Party A.

2. Party C holds 6.25% of Party A’s equity (the corresponding registered capital is RMB 13,500,680, hereinafter referred to as the “underlying equity”). The total consideration for Party B to acquire the underlying equity is RMB 20 million (hereinafter referred to as “investment funds”).

3. Party A is building a VIE structure, and plans to use Party A as the actual operating entity in the country (hereinafter referred to as the “domestic company”). Taking overseas Cayman company ZHONGCHAO INC. (Hereinafter referred to as “Cayman company”) as the listing entity and listing in the United States at an appropriate time (as the case may be).

4. Party A intends to reduce capital and refund Party C’s investment of RMB 20 million. Party C intends to handle the formalities of overseas direct investment of Chinese enterprises (including but not limited to fulfilling the filing or approval procedures in the development and reform authorities, the competent commercial authorities, the foreign exchange authorities or designated banks, collectively referred to as the “ODI filing”), and the RMB 20 million of investment funds are exchanged out of the country and paid out to the Cayman company in order to realize the shareholding in the Cayman company.

In order to facilitate the successful listing of the Cayman Company and the Cayman Company’s shareholding in compliance with Party C, the parties of this agreement have reached this agreement in accordance with the principles of equality, mutual benefit and friendly negotiation, so as to jointly comply.

Article 1. Overall arrangement

All parties agreed to follow the plan listed in Annex I of this agreement to guide the realization of Party C’s shareholding in Cayman Company.

(1) Party A and Party B promise that after the signing of this agreement, Party A will start the capital reduction process and conduct targeted capital reduction for Party C. After the capital reduction, Party C will no longer have any equity interest in Party A, and Party A will refund Party C’s investment amount of RMB 20 million (referred to as the “capital reduction”). In principle, Party A shall complete the capital reduction within one month after Party C completes the ODI filing. If Party A fails to complete the capital reduction on time due to intentional delay or non-active processing by Party A, then Party A shall complete the capital reduction within the time limit negotiated by the parties. Party C promises to cooperate with Party A to complete the capital reduction, sign the relevant resolutions and documents related to the capital reduction, and assist in the corresponding industrial and commercial change procedures.

(2) The parties agree and confirm that Party A will not pay Party C the capital reduction of RMB 20 million for the time being, and Party A will pay to party C RMB 20 million after party C finishing the ODI filing(Recording or approval procedures for development and reform authorities, commerce authorities, foreign exchange authorities, and designated banks have been completed).

(3) Party A and Party B promise that Cayman companies will split stocks before listing. After the stock split, it will issue Piggyback Right shares to an affiliate of Party A. Cayman companies shall reserve 1,350,068 shares with registration rights (Piggyback Right) (referred to as “reserved shares”, reserved shares divided by the sum of (then all shareholders of Cayman companies plus reserved shares) = 6.25%). At the same time, issue the Warrant to Party C as listed in Annex II of this agreement. Shareholders and directors of Cayman companies shall approve the issuance of share options. The warrant shall state that after Party C pays the consideration granted and exercises the share option certificate, the Cayman company shall issue reserved shares to Party C or its designated entity. Moreover, if Party C did not exercise the share certificate to obtain reserved shares when the Cayman company was listed, the share certificate should be disclosed in the Cayman company’s listing prospectus and audit report. If Party C exercises the warrant before the Cayman company is listed, after the Cayman company issues the reserved shares to Party C, its shareholding structure before listing will be as shown in Appendix III to this agreement.

(4) The parties agree and confirm that the consideration for the warrant granted by Cayman to Party C is US $ 20 million equivalent (The corresponding exchange rate calculation uses the exchange rate on the day of the transaction). Party C does not pay the consideration for the grant of share options. Party C shall pay the consideration of the share option certificate to the Cayman company after completing the ODI filing (the registration or approval procedures of the development and reform department, the competent commerce department, the foreign exchange department, and the designated bank have been completed) and exchanging the refund of the capital reduction of RMB 20 million from Party A.

(5) Party C promises that when this agreement is signed, Party C shall sign a series of agreement control documents (referred to as “VIE documents”) required to build the VIE structure and cooperate with Party A to complete the registration of equity pledge.

(6) The parties agree and confirm that after the signing of this agreement, Party C promises that it should do its utmost to handle ODI filing (the registration or approval procedures of the development and reform department, the commerce department, the foreign exchange department or a designated bank have been completed). Avoid situations where ODI filing is not completed due to intentional delay or inactive processing by Party C. Party A and Party B have actively cooperated with the ODI filing (the registration or approval procedures of the development and reform department, the commerce department, the foreign exchange department or the designated bank have been completed). The expenses of the ODI filing agency (the registration or approval procedures of the development and reform department, the commerce department, the foreign exchange department or the designated bank have been completed) shall be paid in advance by Party A, and Party C shall repay the advance agency fees to Party A after Party C or its affiliates have reduced their holdings and exited from Cayman Company. However, if the agency fee exceeds RMB 300,000, Party A shall bear the part in excess of RMB 300,000, and Party C shall not be required to repay the excess of RMB 300,000. If Party C transfers the options to the outside of the company before the exercise of the options (except for those transferred to its related parties), Party C shall repay all agency fees paid by Party A on behalf of it, and is not subject to the RMB 300,000 limitation.

(7) After Party C completes the ODI filing (the registration or approval procedures of the development and reform department, the competent commercial department, the foreign exchange department, and the designated bank have been completed), Party A pays Party C a reduction of RMB 20 million. The parties jointly confirmed that in order to ensure that the capital reduction of RMB 20 million will be used to pay the consideration for the grant of share options, Party A shall pay the capital reduction to Party C in a jointly-supervised bank account opened by party C (referred to as a “co-managed account”). The funds in the co-managed account can only be paid externally with the written consent of Party A and Party C, and can only be paid to the Cayman company to pay the consideration for the grant of the share certificate, and must not be used for any other purpose.

(8) For the avoidance of doubt, the parties have unanimously confirmed that each party shall guarantee to act in accordance with the scheme of Article 1 of this Agreement, and shall ensure cooperation with other parties in accordance with the scheme of Article 1 of this Agreement. If, after the efforts of all parties, Party C meets the conditions for the exercise of the share option certificate before the listing of Cayman company, the Cayman company will issue reserved shares to Party C or its designated entity before listing. If Party C meets the conditions for the exercise of share options after the listing of Cayman, the Cayman company will issue reserved shares to Party C or its designated entity after listing.

Article 2. Liability for breach of contract

(1) If the parties are unable to perform this agreement due to force majeure, according to the influence of force majeure, the liability shall be partially or wholly exempted, except as otherwise provided by law. The parties shall not be exempt from liability if force majeure occurs after the parties delay in performing this agreement or violate any article of this agreement.

(2) Force majeure mentioned in this agreement means that the parties of this agreement cannot foresee, inevitably, or overcome them when signing or performing this agreement, so that this agreement cannot be fully performed or cannot be performed as scheduled, and the performance of this agreement has been Events of practical significance include, but are not limited to, earthquakes, floods, snowstorms, wars, strikes, government bans, etc.

(3) Any party that has suffered force majeure shall notify the other party within 15 working days after the incident to mitigate the possible losses to the parties.

Article 4. Privacy Policy

(1) Each party confirms that this agreement, the content of this agreement and the transactions under it, and any oral or written commercial, financial, legal, market, customer, technology, property, and other information exchanged with each other in preparation or performance of this agreement are considered as confidential information.

(2) Each party agrees that it shall and shall ensure that any confidential information received or obtained by its affiliates and their respective or their affiliates’ officers, directors, employees, agents, representatives, accountants and legal advisers is handle as confidential and keep it confidential unless disclosed or used in advance by other parties or required by judicial or administrative procedures or other laws and regulations. However, the obligation of confidentiality does not apply to the following information: (i) any information permitted to be disclosed under this agreement; (ii) publicly available at the time of disclosure and not caused by any information disclosed in violation of this Agreement by any party or its affiliates or their respective or their affiliates’ officers, directors, employees, agents, representatives, accountants and legal advisers; or (iii) information obtained by a party from a bona fide third party without a duty of confidentiality; (iv) in information disclosed within the scope mutually agreed. And, for the purpose of performing this agreement, one party can, to the extent necessary, make disclosures of the foregoing information to its affiliates and its respective and its affiliated investors, officers, directors, employees, partners, shareholders, agents, representatives, accounting and legal consultants, but it should ensure that those individuals bear the same obligation of confidentiality.

(3) In addition, for the sake of clarity, the parties agree that one party and its respective affiliates (including their respective officers and directors, employees, partners, members, shareholders, agents, representatives, accountants, financial advisers and legal advisers) may disclose confidential information to such authorities or departments in accordance with the provisions of applicable laws and regulations, or the requirements of government agencies, judicial authorities or securities regulatory authorities.

(4) The confidentiality period of this agreement is from the signing date to permanent.

Article 5. Application of law and dispute resolution

(1) The conclusion, validity, interpretation, performance and dispute resolution of this agreement shall be governed by and construed in accordance with the Chinese law.

(2) All disputes arising from or related to the implementation of this agreement shall be resolved through friendly negotiations between the parties. If any dispute cannot be settled through negotiation within fifteen days after the dispute occurs, either party has the right to submit the dispute to the Shanghai Arbitration Commission for arbitration in Shanghai in accordance with the arbitration rules in force at that time. The arbitral tribunal consists of three arbitrators appointed in accordance with the arbitration rules. The applicant designates one arbitrator, the respondent designates one arbitrator, and the third arbitrator is appointed by the first two arbitrators through consultation or by the Shanghai Arbitration Commission. The language of arbitration is Chinese. The arbitral award is final and binding on all parties.

(3) During the dispute resolution period, the parties shall continue to have their other rights under this agreement and shall continue to perform their corresponding obligations under this agreement.

Article 6. Into force and others

(1) This agreement shall become effective after being signed by all parties and shall be legally binding on all parties. Any modification of this agreement requires the consent of the parties and the signing of a supplementary agreement.

(2) This agreement is written in Chinese. The original is in triplicate. Each party to the agreement holds one copy, which has the same legal effect.

(This page has no text, it is the signature page of the framework agreement on overseas shareholding arrangements.)

Party A: /s/ Zhongchao Medical Technology (Shanghai) Co., Ltd.

Party B: /s/ Weiguang Yang

Party C: /s/ Yantai Hanfujingfei Investment Centre (LP)